Exhibit 31.3

Securities and Exchange Act of 1934 Rule 13a-14 as adopted pursuant to Section 302 of Sarbanes-Oxley Act of 2002:

I, Philip B. Livingston, certify that:

1.	I have reviewed this Annual Report on Form 10-K of World Wrestling Entertainment, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this annual report;

3.

Based on my knowledge, the financial statements, and other financial information included in this annual report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this annual report;

4.

The registrant’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Registrant and have:

          a)   Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

          b)   Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

          c)   Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5.

The registrant’s other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of registrant’s board of directors (or persons performing the equivalent function):

          a)   All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal controls.

Dated: July 12, 2004	By:	/s/ PHILIP B. LIVINGSTON

Philip B. Livingston Chief Financial Officer

Exhibit 32.1

Certification of Chairman, CEO and CFO Pursuant to
18 U.S.C. Section 1350,

Section 906 of the Sarbanes-Oxley Act of 2002

          In connection with the annual report on Form 10-K of World Wrestling Entertainment, Inc. for the year ended April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof  (the “Report”), Vincent K. McMahon as Chairman of the Board and co-principal executive officer of the Company, Linda E. McMahon as Chief Executive Officer and co-principal executive officer of the Company, and Philip B. Livingston as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of  his or her knowledge, based upon review of the report, subject to the qualifications noted below:

(1)	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ VINCENT K. MCMAHON

Vincent K. McMahon Chairman of the Board (co-principal executive officer)

July 12, 2004

By:	/s/ LINDA E. MCMAHON

Linda E. McMahon
Chief Executive Officer
(co-principal executive officer)

July 12, 2004

By:	/s/ PHILIP B. LIVINGSTON

Philip B. Livingston
Chief Financial Officer

July 12, 2004